As filed with the Securities and Exchange Commission on August 11, 2009

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                              ENGLOBAL CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)

                     Nevada                                  88-0322261
                     ------                                  ----------
          (State or other jurisdiction of                (I.R.S. Employer
          incorporation or organization)                Identification No.)


     654 N. Sam Houston Parkway E., Suite 400
                  Houston, Texas                               77060
                  --------------                               -----
     (Address of principal executive offices)               (Zip Code)

               --------------------------------------------------

                 ENGLOBAL CORPORATION 2009 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

               --------------------------------------------------

                Natalie S. Hairston                          Copy to:
             Chief Governance Officer                   Kathryn K. Lindauer
               ENGlobal Corporation                         Winstead PC
     654 N. Sam Houston Parkway E., Suite 400      401 Congress Ave., Suite 2100
               Houston, Texas 77060                     Austin, Texas 78701
(281) 878-1000 (Name, address and telephone number, including area code, of agent for service)

               --------------------------------------------------


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
(Check one):

    Large accelerated filer  _____              Accelerated filer          X

    Non-accelerated filer    _____              Smaller reporting company  _____
(Do not check if a smaller reporting company)

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                             CALCULATION OF REGISTRATION FEE
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                                            Proposed          Proposed
                           Amount           Maximum            Maximum         Amount of
Title of Securities         to be        Offering Price       Aggregate       Registration
 to be Registered     Registered(1)(2)    per Share(3)    Offering Price(3)      Fee(3)
 ----------------     ----------------    ------------    -----------------      ------

Common Stock, $.001
par value per share    433,125 shares         N/A                N/A              N/A

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(1)  This Registration Statement covers an aggregate of 433,125 shares of common stock, par value $0.001 per share (the "Common Stock") of ENGlobal Corporation ("ENGlobal" or the "Registrant") for offer or sale under the ENGlobal Corporation 2009 Equity Incentive Plan (the "2009 Plan"). All 433,125 shares registered hereunder (the "Carryover Shares") were previously registered under Registration Statement 333-127803, as filed with the Securities and Exchange Commission (the "Commission") on August
     24, 2005 (the "Prior Registration Statement"), for offer or sale under the Registrant's 1998 Incentive Plan (the "Prior Plan"), and which now may be issued under the 2009 Plan.

(2) Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of common stock issuable under the terms of the 2009 Plan to prevent dilution resulting from any further stock split, stock dividend or similar transaction.

(3) The filing fee in connection with the Carryover Shares registered under the Prior Registration Statement was previously paid by the Registrant. Therefore, no further filing fee with respect to the Carryover Shares is required in accordance with Interpretation 98 under Section G of the Commission's Division of Corporate Finance Manual of Publicly Available Telephone Interpretations (July 1997) and Instruction E to the General Instructions to Form S-8. A post-effective amendment to the Prior Registration Statement to deregister those shares is being filed contemporaneously with the filing of this Registration Statement.

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                                EXPLANATORY NOTE

     ENGlobal Corporation (the "Registrant") has filed this Registration Statement to register under the Securities Act of 1933, as amended (the "Securities Act"), the offer and sale of 433,125 shares of common stock of the Registrant, par value $0.001 per share (the "Common Stock"). All 433,125 shares registered hereunder (the "Carryover Shares") were previously registered under Registration Statement 333-127803, as filed with the Securities and Exchange Commission (the "Commission") on August 24, 2005 (the "Prior Registration Statement"), for offer or sale under the Registrant's 1998 Incentive Plan (the "Prior Plan").

     In March 2009, the Board of Directors approved, subject to stockholder approval, the 2009 Plan. Effective June 18, 2009, the 2009 Plan was approved by the stockholders at the Registrant's annual meeting of stockholders. The Registrant desires to have the Carryover Shares, which were previously registered under the Prior Registration Statement for offer or sale under the Prior Plan, registered under this Registration Statement for offer and sale under the 2009 Plan. The Carryover Shares are no longer available for new awards under the Prior Plan, which expired in June 2008. A post-effective amendment to the Prior Registration Statement to deregister the Carryover Shares is being filed contemporaneously with the filing of this Registration Statement.

     Consequently, in accordance with Interpretation 89 under Section G of the Commission's Division of Corporate Finance Manual of Publicly Available Telephone Interpretations (July 1997) and Instruction E to the General Instructions to Form S-8: (a) the Registrant is carrying over the Carryover Shares from the Prior Registration Statement, which may be offered and sold under the 2009 Plan pursuant to this Registration Statement; and (b) the Registrant is carrying over the registration fee allocable to the Carryover Shares paid by the Registrant in connection with the Prior Registration Statement for application to this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information required by Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     ENGlobal Corporation (the "Registrant") hereby incorporates by reference in this Registration Statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission"):

          (1) the Registrant's Annual Report on Form 10-K for the year ended December 31, 2008;

          (2) the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2009;

          (3) the Company's Current Reports on Form 8-K filed with the Commission on February 12, March 17, March 19, May 8, May 12, and June 25, 2009, August 10, 2009; and

          (4) the Registrant's Form 10-SB Registration Statement filed with the Commission on January 27, 1997, including any amendment or report filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

                                       2
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     All documents filed by the Registrant with the Commission pursuant to
Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     The Registrant's Articles of Incorporation provide that none of its directors or officers shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except that a director or officer shall be liable, to the extent provided by applicable law, (1) for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or
(2) for the payment of dividends in violation of restrictions imposed by Section
78.300 of the Nevada General Corporation Law ("GCL"). The effect of these provisions is to eliminate the rights of the Registrant's stockholders, either directly or through stockholders' derivative suits brought on behalf of the Registrant, to recover monetary damages from a director or officer for breach of the fiduciary duty of care as a director or officer except in those instances provided under the Nevada GCL.

     The Registrant has adopted provisions in its bylaws that require it to indemnify its directors, officers, and certain other representatives against expenses, liabilities, and other matters arising out of their conduct on the Registrant's behalf, or otherwise referred to in or covered by applicable provisions of the Nevada GCL, to the fullest extent permitted by the Nevada GCL. In addition, the Registrant has entered into Indemnification Agreements with its directors and executive officers, under which the Registrant has agreed to indemnify such directors and officers against expenses (including reasonable attorneys' fees) and other types of losses incurred by reason of such directors and officers serving the Registrant, or other enterprise at the Registrant's request, as an officer, director, employee, or agent, subject to certain limitations. Under the Indemnification Agreements, the Registrant has also agreed to advance the indemnitees' expenses, and each indemnitee has undertaken to repay the advances should a court ultimately determine that indemnification was not authorized.

     Section 78.7502 of the Nevada GCL provides that a corporation may indemnify its directors and officers against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with an action, suit or proceeding in which the director or officer has been made or is threatened to be made a party, if the director or officer acted in good faith and in a manner which the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reason to believe the director's or officer's conduct was unlawful. Any such indemnification may be made by the corporation only as ordered by a court, provided for in the articles of incorporation, bylaws, or another agreement with the corporation, or as authorized in a specific case upon a determination made in accordance with the Nevada GCL that such indemnification is proper in the circumstances. Indemnification may not be made under the Nevada GCL for any claim, issue, or matter as to which the director or officer has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines that in view of all the circumstances of the case, that the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding or in defense of any claim, issue, or matter therein, the director or officer must be indemnified under the Nevada GCL by the corporation against expenses, including attorney's fees, actually and reasonably incurred by the director or officer in connection with the defense.

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Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     See Index to Exhibits.

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the 1933 Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

          (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on August 11, 2009.

                                             ENGLOBAL CORPORATION

                                             By: /s/ William A. Coskey
                                                 -------------------------------
                                                 William A. Coskey, P.E.
                                                 Chief Executive Officer and
                                                 Chairman of the Board

                                POWER OF ATTORNEY

     Each person whose signature appears on the following signature page constitutes and appoints William A. Coskey, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                        Capacity                     Date
         ---------                        --------                     ----

/s/ William A. Coskey            Chief Executive Officer and     August 11, 2009
---------------------------         Chairman of the Board
William A. Coskey, P.E.


/s/ Robert W. Raiford             Chief Financial Officer,       August 11, 2009
---------------------------               Treasurer
Robert W. Raiford


/s/ David W. Gent                         Director               August 11, 2009
---------------------------
David W. Gent, P.E.


/s/ Randall B. Hale                       Director               August 11, 2009
---------------------------
Randall B. Hale


/s/ David C. Roussel                      Director               August 11, 2009
---------------------------
David C. Roussel


                                        5
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                                INDEX TO EXHIBITS


Exhibit      Description of Exhibit
-------      ----------------------

4.1 Registrant's specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 effective October 31, 2005 (File No. 333-129336))

4.2 Registration Rights Agreement by and among Registrant and Certain Investors named therein dated September 29, 2005 (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 effective October 31, 2005 (File No. 333-129336))

4.3 Securities Purchase Agreement by and between Tontine Capital Partners, L.P. and Registrant dated September 29, 2005 (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 effective October 31, 2005 (File No. 333-129336))

4.4 Form of Subscription Agreement by and among Registrant, Michael L. Burrow, Alliance 2000, Ltd. and certain subscribers (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3 effective October 31, 2005 (File No. 333-129336))

4.5 Restated Articles of Incorporation of the Registrant dated August 8, 2002 (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed with the Commission on November 14, 2002 (File No. 001-14217))

4.6 Amendment to the Restated Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on June 2, 2006 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A12B effective December 17, 2007 (File No. 001-14217))

4.7 Amended and Restated Bylaws of Registrant dated November 6, 2007 (incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K filed with the Commission on March 28, 2008 (File No. 001-14217))

4.8 Amendment to Amended and Restated Bylaws of Registrant dated April 29, 2008 (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed with the Commission on May 7, 2008 (File No. 001-14217))

5.1    Opinion of Holland & Hart LLP

23.1   Consent of Holland & Hart LLP (included in the opinion filed as Exhibit
       5.1 hereto)

23.2   Consent of Hein & Associates, LLP

24.1 Power of Attorney (included on the signature page to this Registration Statement)

99.1 Registrant's 2009 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant's Definitive Proxy Statement filed with the Commission on April 30, 2009 (File No. 001-14217))